Q2 2021 Earnings July 2021

www.TrueBlue.c om 2 Forward-looking statements This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (4) our ability to attract and retain clients, (5) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (6) our ability to maintain profit margins, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) our ability to successfully execute on business strategies to further digitalize our business model, and (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC. In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this presentation and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Any comparisons made herein to other periods are based on a comparison to the same period in the prior year unless otherwise stated.

www.TrueBlue.c om 3 Q2 2021 Overview Strong revenue growth and margin expansion drive results ▪ Total revenue +44% v. -7% in Q1 2021 - trends improved across all segments ▪ Net income was $16 million v. a net loss of $8 million in Q2 2020 ▪ Adjusted EBITDA1 was $25 million v. -$5 million in Q2 2020 with margin up 640 bps • Gross margin was up 320 basis points from lower workers' compensation costs and increasing sales mix at PeopleScout • SG&A was up 14%, down 570 basis points as a percent of sales due to cost management actions and unique costs in Q2 2020 ◦ Excluding workforce reduction costs2, SG&A was up 24% and down 340 basis points as a percent of sales 1 See the appendix to this presentation and “Financial Information” in the investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results. 2 Q2 2020 SG&A included $8 million in workforce reduction costs related to COVID cost actions, which were excluded from adjusted EBITDA. See the adjusted EBITDA reconciliation in the appendix to this presentation for more information.

www.TrueBlue.c om 4 Financial summary 1 See the appendix to this presentation and “Financial Information” in the investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results. Amounts in millions, except per share data Q2 2021 Q2 2020 Change Revenue $516 $359 44 % Net income (loss) $15.9 -$8.2 NM Net income (loss) per diluted share $0.45 -$0.23 NM Adjusted net income (loss)¹ $16.5 -$4.1 NM Adj. net income (loss) per diluted share $0.47 -$0.12 NM Adjusted EBITDA $25.2 -$5.3 NM Adjusted EBITDA margin 4.9% -1.5% 640 bps Notes: ▪ Q2 2021 net income benefited from the absence of pre-tax workforce reduction costs of $11M ($3M in COS and $8M in SG&A) related to COVID cost actions in Q2 2020.

www.TrueBlue.c om 5 Gross margin and SG&A bridges Amounts in millions Gr os s m ar gi n SG &A $97 -$6 $20 $111 Q2 2020 Core business Q2 2021 23.2% 0.7% 1.7% 0.8% 26.4% Q2 2020 Staffing RPO core RPO severance Q2 2021 Adjusted EBITDA exclusions1 1 $6 million represents the year-over-year change in Adjusted EBITDA exclusions impacting SG&A. See the adjusted EBITDA reconciliation in the appendix to this presentation for more information.

www.TrueBlue.c om 6 Q2 2021 Results by segment Amounts in millions PeopleReady PeopleManagement PeopleScout Revenue $299 $152 $64 % Change 43% 28% 106% Segment profit1 $18 $3 $11 % Change 2,813% 79% 490% % Margin 6.2% 2.1% 16.9% Change 590 bps 60 bps 2580 bps Notes: ■ Revenue was +43% v. -13% in Q1 2021 – 81% of Q2 2019 revenue recovered – Trends improved across most geographies and industries, including those hit hardest last year ■ Segment profit margin expansion driven by disciplined cost management and lower workers' compensation costs ■ Revenue was +28% v. 7% in Q1 2021 – 99% of Q2 2019 revenue recovered ■ $63 million in annualized new business wins YTD v. $32 million YTD Q2 2020. ■ Segment profit margin expansion driven by increased operating leverage ■ Revenue was +106% v. -13% in Q1 2021 – 98% of Q2 2019 revenue recovered – Rapid recovery in travel and leisure (21% of mix; up ~200%) combined with new wins ■ $33 million in annualized new business wins YTD v. $9 million YTD Q2 2020. ■ Segment profit margin expansion primarily due to increased operating leverage 1 We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.

www.TrueBlue.c om 7 Strategy highlights Lev rage technology and our industry leading position to grow market share and enhance efficiency ▪ Focus sales and marketing efforts to capitalize on industry dynamics (i.e. outsourcing) and hard-hit sectors entering recovery (i.e. travel & leisure) ▪ Leverage our strong brand; independently ranked as a market leader ▪ Expand technology offering to improve client delivery and recruiting efficiency ▪ Digitalize our business model to gain market share from smaller and less well-capitalized competitors and reduce costs ▪ Drive higher client usage ("heavy client users") of JobStackTM, our industry- leading technology, to accelerate revenue improvement ▪ Increase candidate flow and quality using new digital onboarding platforms ▪ Continue momentum on new customer wins through strong execution of sales initiatives ▪ Increase sales resources to expand into under- penetrated geographic markets ▪ Invest in client and associate care in addition to retention programs

www.TrueBlue.c om 8 JobStackTM Industry-leading mobile app that connects our associates with jobs and simplifies client ordering Leveraging our digital strategy Heavy client users1 JobStack adoption 2021 YE Goals • Revenue growth +40 pts faster than non-users • Accounts for 46% of eligible revenue2, up 16 pts YOY • 788,000 shifts filled in Q2 2021 • Digital fill rate of 58%, up 5 pts YOY • Heavy client users % eligible revenue: 50% • Digital fill rate: 60% 1 Heavy client users are clients for any given month that have 50+ touches on JobStack (entering an order, rating a worker, etc.). Year-over-year growth rates for heavy client users are calculated on a same customer basis. 2 Eligible revenue includes our U.S. on-demand business. Skilled trades, Canada and Puerto Rico are excluded as non-eligible users.

www.TrueBlue.c om 9 12% 6% 0% 0% 2018 2019 2020 Q2 2021 $80 $37 $0 $0 $33 $47 $38 $63 $105 Net debt Cash 2018 2019 2020 Q2 2021 $260 $295 $224 $275 $213 $257 $161 $170 $47 $38 $63 $105 Borrowing availability Cash 2018 2019 2020 Q2 2021 Balance sheet remains strong Amounts in millions Note: Figures may not sum to consolidated totals due to rounding. Balances as of fiscal period end. 1 Borrowing Availability is based on maximum borrowing availability under our most restrictive covenant, which was Minimum Asset Coverage for Q2 2021. 2 Total Debt to Capital calculated as total debt divided by the sum of total debt plus shareholders’ equity. 3 Terms of our credit facility prohibits us from repurchasing shares until Q3 2021. Liquidity Amounts in millions Share repurchasesTotal debt to capital2 Total debt 1 $37 $35 $39 $52 $0 2017 2018 2019 2020 YTD 2021 Amounts in millions 3

Outlook

# Select outlook information

| Item | Q3 2021 | Commentary |
|---|---|---|
| Revenue | 9% to 11% growth v. Q2 2021 | Represents the range for sequential revenue growth from Q2 to Q3 in recent years excluding 2020. |
| Gross margin | +250 to +290 bps v. prior year | Expansion from segment revenue mix, lower workers' compensation costs and operating leverage from rising PeopleScout volumes. |
| SG&A | $120M to $124M | |
| CapEx | ~$14M | Capital expenditures outlook includes ~$4 million in build-out costs for our Chicago support center, of which ~$2 million will be reimbursed by our landlord and reflected in our operating cash flows. Q3 depreciation is expected to be ~$5 million. |
| Shares | ~35.4M | Reflects diluted weighted average shares outstanding. |

| Item | FY 2021 | Commentary |
|---|---|---|
| Gross margin | +100 to +160 bps v. prior year | Expansion from segment revenue mix, lower workers' compensation costs, workforce reduction costs incurred in FY 2020 and operating leverage from rising PeopleScout volumes. |
| SG&A | $452M to $460M | |
| CapEx | $40M to $44M | Capital expenditures outlook includes ~$10 million in build-out costs for our Chicago support center, of which ~$8 million will be reimbursed by our landlord and reflected in our operating cash flows. |
| Tax rate | We expect an effective income tax rate for full year 2021 of 12% - 16%. | |
| Other | We generated a cash flow benefit from delayed payroll tax payments under the CARES Act of $60 million. We plan to take advantage of favorable NOL carryback provisions in the CARES Act by repaying this benefit in September 2021. We also expect a cash outflow of ~$35 million to support additional working capital as revenue grows sequentially given the seasonal nature of our business. | |

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Appendix

www.TrueBlue.c om 13 NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Non-GAAP measure Definition Purpose of adjusted measures EBITDA and Adjusted EBITDA EBITDA excludes from net income (loss): - interest expense and other income, net, - income taxes, and - depreciation and amortization. Adjusted EBITDA, further excludes: - Work Opportunity Tax Credit third-party processing fees, - amortization of software as a service assets, - workforce reductions costs, - COVID-19 government subsidies, and - other adjustments, net. - Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Used by management to assess performance and effectiveness of our business strategies. - Provides a measure, among others, used in the determination of incentive compensation for management. Adjusted net income (loss) and Adjusted net income (loss) per diluted share Net income (loss) and net income (loss) per diluted share, excluding: - amortization of intangibles of acquired businesses, - amortization of software as a service assets, - workforce reduction costs, - COVID-19 government subsidies - other adjustments, net, - tax effect of each adjustment to U.S. GAAP - Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Used by management to assess performance and effectiveness of our business strategies.

www.TrueBlue.c om 14 1. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE (Unaudited) 13 weeks ended (in thousands, except for per share data) Jun 27, 2021 Jun 28, 2020 Net income (loss) $ 15,884 $ (8,168) Amortization of intangible assets of acquired businesses 1,810 2,071 Amortization of software as a service assets (1) 646 565 Workforce reduction costs (2) 14 11,011 COVID-19 government subsidies (2,296) (3,104) Other adjustments, net (3) 854 228 Tax effect of adjustments to net income (loss) (4) (449) (6,706) Adjusted net income (loss) $ 16,463 $ (4,103) Adjusted net income (loss) per diluted share $ 0.47 $ (0.12) Diluted weighted average shares outstanding 35,352 35,077 See the last slide of the appendix for footnotes. 2. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (Unaudited) 13 weeks ended (in thousands) Jun 27, 2021 Jun 28, 2020 Net income (loss) $ 15,884 $ (8,168) Income tax expense (benefit) 3,783 (13,475) Interest expense and other (income), net (724) 412 Depreciation and amortization 7,017 7,256 EBITDA 25,960 (13,975) Work Opportunity Tax Credit processing fees (5) 30 — Amortization of software as a service assets (1) 646 565 Workforce reduction costs (2) 14 11,011 COVID-19 government subsidies (2,296) (3,104) Other adjustments, net (3) 854 228 Adjusted EBITDA $ 25,208 $ (5,275)

www.TrueBlue.c om 15 Footnotes: (1) Amortization of software as a service assets is reported in selling, general and administrative expense. (2) Workforce reduction costs for the 13 weeks ended June 28, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19 ($3.0 million in cost of services and $8.0 million in selling, general and administrative expense). (3) Other adjustments for the 13 weeks ended June 27, 2021 primarily include redundant lease expense of $0.8 million incurred while transitioning into our new Chicago office. Other adjustments also include implementation costs for cloud-based systems of $0.1 million for all periods presented. (4) Total tax effect of each of the adjustments to U.S. GAAP net income (loss) using the expected income tax rate of 14 percent for 2021 and the effective income tax rate of 62 percent for Q2 2020. (5) These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.